EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Community Bancorp Inc. on Form S-3 of our report dated February 14, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Community Bancorp Inc. for the year ended December 31, 2001 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

Costa Mesa, California

February 3, 2003